Exhibit 99.2
EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Preliminary
	Three Months Ended
	March 31,
	2007	2006
Revenue:
Services	$97,943	$252,745
Products	24,082	24,449

Total revenue	122,025	277,194

Cost of operations:
Services	44,514	156,359
Products	9,915	10,815

Total cost of operations	54,429	167,174

Development and engineering	4,574	8,864
Sales, marketing, general and administrative	60,399	70,180
Depreciation and amortization	10,727	16,554
Legal expense	320	542
Interest income	9,674	4,418
Interest expense	4,717	4,691
Transition services income	2,456	—
Other income	746	—

(Loss) income from continuing operations before income tax provision	(265)	13,607
Income tax provision	648	3,372
Minority interest in WHC income (loss)	115	(629)
Equity in earnings of EBS Master LLC	7,099	—

Income from continuing operations	6,071	10,864
(Loss) income from discontinued operations, net of tax	(27)	5,567

Net income	$6,044	$16,431

Basic income (loss) per common share:
Income from continuing operations	$0.03	$0.04
(Loss) income from discontinued operations	(0.00)	0.02

Net income	$0.03	$0.06

Diluted income (loss) per common share:
Income from continuing operations	$0.03	$0.04
(Loss) income from discontinued operations	(0.00)	0.02

Net income	$0.03	$0.06

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	176,011	287,195

Diluted	186,355	295,492

EMDEON CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Preliminary Three Months Ended
	March 31,
	2007	2006
Revenue
Emdeon Business Services	$—	$182,851
WebMD	72,962	50,051
ViPS	26,659	23,836
Porex	22,709	20,587
Inter-segment eliminations	(305)	(131)

	$122,025	$277,194

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”)
Emdeon Business Services	$—	$38,207
WebMD	12,607	6,527
ViPS	4,840	5,158
Porex	6,474	5,554
Corporate	(6,731)	(11,138)

	$17,190	$44,308

Adjusted EBITDA per diluted common share (a)	$0.09	$0.15

Interest, taxes, non-cash and other items (b)
Depreciation and amortization	$(10,727)	$(16,554)
Non-cash stock-based compensation	(9,791)	(11,727)
Non-cash advertising	(2,320)	(1,605)
Legal expense	(320)	(542)
Interest income	9,674	4,418
Interest expense	(4,717)	(4,691)
Income tax provision	(648)	(3,372)
Minority interest in WHC (income) loss	(115)	629
Equity in earnings of EBS Master LLC	7,099	—
Other income	746	—

Income from continuing operations	6,071	10,864
(Loss) income from discontinued operations, net of tax	(27)	5,567

Net income	$6,044	$16,431

Basic income (loss) per common share:
Income from continuing operations	$0.03	$0.04
(Loss) income from discontinued operations	(0.00)	0.02

Net income	$0.03	$0.06

Diluted income (loss) per common share:
Income from continuing operations	$0.03	$0.04
(Loss) income from discontinued operations	(0.00)	0.02

Net income	$0.03	$0.06

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	176,011	287,195

Diluted	186,355	295,492

(a)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted income per common share.

(b)	Reconciliation of Adjusted EBITDA to net income (see Annex A — Explanation of Non-GAAP Financial Measures).

EMDEON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	Preliminary
	March 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$668,558	$614,691
Short-term investments	32,386	34,140
Accounts receivable, net	120,999	121,608
Inventory	10,478	9,922
Due from EBS Master LLC	325	30,716
Prepaid expenses and other current assets	53,452	31,871

Total current assets	886,198	842,948

Marketable equity securities	2,543	2,633
Property and equipment, net	73,147	72,040
Goodwill	337,677	337,669
Intangible assets, net	123,369	129,473
Investment in EBS Master LLC	9,534	1,521
Other assets	40,033	65,659

Total Assets	$1,472,501	$1,451,943

Liabilities and Stockholders’ Equity
Accounts payable	$2,970	$3,996
Accrued expenses	49,611	113,175
Deferred revenue	95,117	87,438

Total current liabilities	147,698	204,609

Convertible notes	650,000	650,000
Other long-term liabilities	21,446	14,420

Minority interest in WebMD Health Corp. (WHC)	106,944	102,294

Convertible redeemable exchangeable preferred stock	98,826	98,768

Stockholders’ equity	447,587	381,852

Total Liabilities and Stockholders’ Equity	$1,472,501	$1,451,943

EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Preliminary
	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$6,044	$16,431
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss (income) from discontinued operations, net of tax	27	(5,567)
Depreciation and amortization	10,727	16,554
Minority interest in WHC income (loss)	115	(629)
Equity in earnings of EBS Master LLC	(7,099)	—
Amortization of debt issuance costs	721	728
Non-cash advertising	2,320	1,605
Non-cash stock-based compensation	9,791	11,727
EBS working capital adjustment	(399)	—
Reversal of income tax valuation allowance applied to goodwill	250	1,669
Changes in operating assets and liabilities:
Accounts receivable	1,418	(2,666)
Inventory	(505)	241
Prepaid expenses and other, net	324	(951)
Accounts payable	(1,027)	(117)
Accrued expenses and other long-term liabilities	(47,684)	(4,407)
Deferred revenue	7,679	10,951

Net cash (used in) provided by continuing operations	(17,298)	45,569
Net cash provided by discontinued operations	—	1,192

Net cash (used in) provided by operating activities	(17,298)	46,761

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	67,922	166,228
Purchases of available-for-sale securities	(65,932)	(137,815)
Purchases of property and equipment	(5,627)	(13,248)
Cash paid in business combinations, net of cash acquired	—	(27,328)
Proceeds from the sale of EBS	2,898	—
Proceeds from advances to EBS Master LLC	19,691	—
Other changes in equity of discontinued operations	—	1,588

Net cash provided by (used in) continuing operations	18,952	(10,575)
Net cash used in discontinued operations	—	(2,508)

Net cash provided by (used in) investing activities	18,952	(13,083)

Cash flows from financing activities:
Proceeds from issuance of Emdeon and WebMD Health common stock	63,404	10,565
Purchases of treasury stock under repurchase program	(11,322)	(66,633)
Payments of notes payable and other	(53)	(94)

Net cash provided by (used in) financing activities	52,029	(56,162)

Effect of exchange rates on cash	184	119

Net increase (decrease) in cash and cash equivalents	53,867	(22,365)
Change in cash attributable to discontinued operations	—	1,316
Cash and cash equivalents at beginning of period	614,691	155,616

Cash and cash equivalents at end of period	$668,558	$134,567